SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2003

PINNACLE WEST CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Arizona	1-8962	86-0512431

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona	85072-3999

(Address of principal executive offices)	(Zip Code)

(602) 250-1000

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

SIGNATURES
Index to Exhibits
Ex-1.4
EX-4.20
Ex-4.21
Ex-4.22
Ex-5.2
Ex-12.3
Ex-12.4

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

     (c) Exhibits.

     The Registrant hereby files the following Exhibits to its Registration Statement on Form S-3 (No. 333-101457) which was declared effective on December 5, 2002.

Exhibit
No.	Description

1.4	Underwriting Agreement, dated November 6, 2003, in connection with the offering of $165,000,000 of Floating Rate Senior Notes due 2005.

4.20	Second Supplemental Indenture dated as of November 1, 2003, relating to the issuance of $165,000,000 of Floating Rate Senior Notes due 2005.

4.21	Specimen of Note of Floating Rate Senior Notes due 2005.

4.22	Calculation Agent Agreement

5.2	Snell & Wilmer Opinion

12.3	Computation of Ratio of Earnings to Fixed Charges

12.4	Computation of Ratio of Combined Earnings to Fixed Charges and Preferred Stock Dividends

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)

Dated: November 10, 2003	By:	/s/Barbara M. Gomez

Barbara M. Gomez Treasurer

2

Index to Exhibits

Exhibit
No.	Description

1.4	Underwriting Agreement, dated November 6, 2003, in connection with the offering of $165,000,000 of Floating Rate Senior Notes due 2005.

4.20	Second Supplemental Indenture dated as of November 1, 2003, relating to the issuance of $165,000,000 of Floating Rate Senior Notes due 2005.

4.21	Specimen of Note of Floating Rate Senior Notes due 2005.

4.22	Calculation Agent Agreement

5.2	Snell & Wilmer Opinion

12.3	Computation of Ratio of Earnings to Fixed Charges

12.4	Computation of Ratio of Combined Earnings to Fixed Charges and Preferred Stock Dividends